Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combines The Providence Service Corporation’s (the “Company”) historical consolidated financial information and the consolidated financial statements of Ingeus Limited and Ingeus UK Limited (collectively, “Ingeus”). This unaudited pro forma condensed combined financial information gives effect to the acquisition of Ingeus as if the acquisition had been consummated at January 1, 2013 for the unaudited pro forma condensed combined statements of income for twelve months ended December 31, 2013 and the three months ended March 31, 2014. The unaudited pro forma condensed combined balance sheet at March 31, 2014 gives effect to the acquisition of Ingeus as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended December 31, 2013 (as filed on Form 10-K with the Securities and Exchange Commission on March 14, 2014) and the Company’s unaudited consolidated financial statements for the three months ended March 31, 2014 (as filed on a Form 10-Q with the Securities and Exchange Commission on May 9, 2014). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its complete historical financial statements and risk factors all of which are included in the filings with the Securities and Exchange Commission noted above.

Ingeus’ historical financial information was derived from its consolidated audited financial statements for the year ended December 31, 2013 and its unaudited consolidated financial statements as of and for the three months ended March 31, 2014. Ingeus’ historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its complete historical financial statements and notes thereto contained herein as Exhibits 99.1 and 99.2.

The unaudited pro forma adjustments, which are based upon available information and upon certain assumptions that the Company believes are reasonable, are described in the accompanying notes. The Company is providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed combined statements of income do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

The Providence Service Corporation

Pro Forma Condensed Combined Balance Sheet - Unaudited

March 31, 2014

 (in thousands)

	Historical
	Providence Service Corporation	Ingeus	IFRS to US GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$105,840	$43,471			$99,104	(4a)
					(93,945)	(4b)
					(4,265)	(4c)
					(7,300)	(4d)	$142,905
Accounts receivable, net	100,275	60,025	$(27,659)	(3a)			132,641
Other current assets	19,999	6,861			(111)	(4e)
					1,825	(4d)	28,574
Total current assets	226,114	110,357	(27,659)		(4,692)		304,120

Goodwill	113,154	6,675			55,560	(4f)	175,389
Intangible assets, net	41,831	7,972			59,628	(4g)	109,431
Other non-current assets	53,623	13,959	(1,018)	(3b)	698	(4a)
					5,475	(4d)	72,737
Total assets	$434,722	$138,963	$(28,677)		$116,669		$661,677

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$49,000	$3,005			$(3,005)	(4h)	$49,000
Accrued expenses	59,916	17,278	$(586)	(3b)	(4)	(4e)	76,604
Accrued transportation costs	54,864	-					54,864
Other current liabilities	16,826	50,979	4,325	(3a)			72,130
Total current liabilities	180,606	71,262	3,739		(3,009)		252,598

Long-term obligations, less current portion	74,500	-			99,802	(4a)	174,302
Other non-current liabilities	22,207	7,302	(3,228)	(3b)	47,755	(4i)
			(5,479)	(3c)	13,118	(4j)	81,675
Total liabilities	277,313	78,564	(4,968)		157,666		508,575

Stockholders' equity:
Common stock and APIC	195,596	8,331			(8,331)	(4h)	195,596
Accumulated Deficit	(27,354)	50,819	(31,984)	(3a)	(4,265)	(4c)
			2,796	(3b)	(27,110)	(4h)
			5,479	(3c)			(31,619)
Accumulated other comprehensive income	(1,683)	1,291			(1,291)	(4h)	(1,683)
Treasury shares, at cost	(16,111)	-					(16,111)
Total Providence stockholders' equity	150,448	60,441	(23,709)		(40,997)		146,183
Non-controlling interest	6,961	(42)					6,919
Total stockholders' equity	157,409	60,399	(23,709)		(40,997)		153,102
Total liabilities and stockholders' equity	$434,722	$138,963	$(28,677)		$116,669		$661,677

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Pro Forma Condensed Combined Statement of Income

for the three months ended March 31, 2014

Unaudited

(in thousands)

	Historical
	Providence Service Corporation	Ingeus	IFRS to US GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Non-emergency transportation services	$198,077	$-					$198,077
Human services	91,326	-					91,326
Workforce development services	-	84,931	$7,377	(3d)			92,308
Total revenues	289,403	84,931	7,377		-		381,711

Operating expenses
Cost of non-emergency trasnportation services	175,230	-					175,230
Client service expense	84,748	-					84,748
Workforce development service expense	-	66,178			$1,956		68,134
General and administrative	13,617	5,578	(4)	(3e)	(1,808)	(4l)	17,383
Depreciation and amortization	3,728	2,749	(160)	(3e)	(916)	(4m)
					1,790	(4n)	7,191
Total operating expenses	277,323	74,505	(164)		1,022		352,686

Operating income (loss)	12,080	10,426	7,541		(1,022)		29,025

Other expense (income)
Interest expense, net	1,585	13	(37)	(3e)	(30)	(4o)
					602	(4p)
					31	(4q)	2,164
Total other expense (income)	1,585	13	(37)		603		2,164

Income (loss) before income taxes	10,495	10,413	7,578		(1,625)		26,861
Provision for income taxes	4,208	2,780	2,023	(3f)	272	(4r)	9,283
Net income (loss)	$6,287	$7,633	$5,555		$(1,897)		$17,578

Earnings per share (basic)	$0.45						$1.27	(4s)

Earnings per share (diluted)	$0.44						$1.18	(4s)

Weighted-average common shares outstanding
Basic	13,801,456						13,950,685	(4s)
Diluted	15,257,557						15,406,786	(4s)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Pro Forma Condensed Combined Statement of Income

for the year ended December 31, 2013

Unaudited

(in thousands)

	Historical
	Providence Service Corporation	Ingeus	IFRS to US GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Non-emergency transportation services	$770,246	$-					$770,246
Human services	352,436	-					352,436
Workforce development services	-	340,946	$10,078	(3d)			351,024
Total revenues	1,122,682	340,946	10,078		-		1,473,706

Operating expenses
Cost of non-emergency trasnportation services	710,428	-					710,428
Client service expense	309,623	-					309,623
Workforce development service expense	-	269,745			$7,824	(4k)	277,569
General and administrative	48,633	21,141					69,774
Depreciation and amortization	14,872	9,886	(286)	(3e)	(3,056)	(4m)
					7,160	(4n)	28,576
Asset impairment charge	492	-					492
Total operating expenses	1,084,048	300,772	(286)		11,928		1,396,462

Operating income (loss)	38,634	40,174	10,364		(11,928)		77,244

Other expense (income)
Interest expense, net	6,894	(511)	489	(3e)	(234)	(4o)
					2,472	(4p)
					125	(4q)	9,235
Other expense (income)	525	-					525
Total other expense (income)	7,419	(511)	489		2,363		9,760

Income (loss) before income taxes	31,215	40,685	9,875		(14,291)		67,484
Provision for income taxes	11,777	11,792	2,862	(3f)	(2,221)	(4r)	24,210
Net income (loss)	$19,438	$28,893	$7,013		$(12,070)		$43,274

Earnings per share (basic)	$1.44						$3.21

Earnings per share (diluted)	$1.41						$3.03	(4t)

Weighted-average common shares outstanding
Basic	13,499,885						13,499,885
Diluted	13,809,874						14,949,019	(4t)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands)

1.	Description of the transactions and basis of presentation

Description of the Transaction

On May 30, 2014, The Providence Service Corporation (the “Company” or “Providence”) acquired all of the outstanding equity of Ingeus Limited (“Ingeus”) pursuant to a Share Sale Agreement (the “Sale Agreement”), dated as of March 31, 2014. Providence also, pursuant to an Australian Share Sale Agreement Side Deed (the “Side Deed”), dated as of March 31, 2014, guaranteed the obligations of its newly-acquired, wholly-owned subsidiary, Ingeus Europe Limited, in that subsidiary’s purchase of the share capital of Ingeus UK Limited from Deloitte LLP, as of May 30, 2014.

Pursuant to the Sale Agreement and the Side Deed, Providence paid at closing a purchase price comprised of (i) a GBP £35,000, plus customary adjustments, cash payment on May 30, 2014 ($92,279, after increase for certain customary adjustments), (ii) contingent consideration of up to GBP £75,000 ($125,978), payable over a five year period, based on the achievement of certain Ingeus milestones including the achievement of certain levels of Ingeus’ earnings before interest, taxes, depreciation and amortization and other defined criteria and (iii) contingent consideration of £5,000 ($8,399) upon successful award of a specified customer contract. In addition, on May 30, 2014, the Company issued restricted shares of the Company’s common stock and payment of cash to certain former shareholders of Ingeus, that are now employees of the Company, with a combined value of GBP £14,346 ($24,097), subject to a vesting schedule of 25% per year over a four year period which is accounted for as a compensatory arrangement. The foreign currency translations above were based on the conversion rate on May 30, 2014.

Additionally, on May 28, 2014, Providence entered into the first amendment (the “First Amendment”) to its Amended and Restated Credit and Guaranty Agreement, dated August 2, 2013 (the “Credit Facility”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, SunTrust Bank, as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers and other lenders party thereto. The First Amendment provides for, among other things, an increase in the amount of the revolving credit facility from $165,000 to $240,000 in aggregate and other modifications in connection with the consummation of the acquisition. The Company borrowed from this revolving credit facility to finance the acquisition.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared based on the Company’s historical financial information and the historical financial information of Ingeus giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principals in the United States (“GAAP”) have been condensed or omitted as permitted by the SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

2.	Purchase accounting

The acquisition of Ingeus is being accounted for as a business acquisition using the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the assets acquired and liabilities assumed were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

The fair values of assets acquired and liabilities assumed included in the accompanying unaudited pro forma condensed combined financial statements are based on a preliminary evaluation of their fair value and may change when the final valuation of certain intangible assets and acquired working capital is determined. Upon completion of purchase accounting, the Company may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change from those used in the pro forma condensed combined statements of operations.

The preliminary purchase price is calculated as follows:

Cash purchase of Ingeus common stock on acquisition date plus estimated payment adjustments	$93,945
Fair value of contingent cash consideration	47,755
Total estimated purchase price	$141,700

The table below presents a summary of Ingeus’ net assets based upon a preliminary estimate of their respective fair values:

Working capital	$10,595
Property and equipment	10,234
Other assets	2,707
Intangible assets	67,600
Goodwill	62,235
Other liabilities	(11,671)
Total	$141,700

The amount allocated to intangibles represents acquired developed technology, trademarks and trade names and customer relationships. Amortization of the acquired developed technology will be recognized over an estimated remaining useful life of five years, the value of the trademarks and trade names will be amortized over ten years and the value of the acquired customer relationships will be amortized over ten years.

3.	IFRS to US GAAP adjustments and assumptions

a)	Reflects adjustments to accounts receivable, net and deferred revenue resulting from recording revenue in accordance with US GAAP.

b)	Reflects the elimination of lease dilapidation accruals and related assets required under IFRS.

c)	Reflects tax adjustments resulting from IFRS to US GAAP adjustments.

d)	Reflects adjustments to revenue required to record attachment fee, outcome fee and sustainment fee income in accordance with US GAAP.

e)	Reflects the elimination of benefits and expenses related to lease dilapidation accruals required under IFRS.

f)	Reflects the tax impact of IFRS to US GAAP adjustments.

4.	Pro forma adjustments and assumptions

a)	Reflects cash borrowings of $99,104 (net of deferred financing costs of $698) on the revolving credit facility due 2018.

b)	Reflects the cash portion of the purchase price paid to acquire all of Ingeus' outstanding common stock.

c)	Reflects the payment of transaction costs of approximately $4,265.

d)	Reflects the cash payment into an escrow account for deferred compensation for certain Ingeus executives that vests 25% annually over a four year period.

e)	Reflects the write-off of Ingeus’ historical deferred financing costs of $111 and accrued interest of $4 in connection with the debt retirement.

f)

Adjustment to eliminate Ingeus’ historical goodwill of $6,675 and record additional goodwill of $62,235 for the difference between the preliminary estimate of the fair value of the assets and liabilities acquired and the total estimated purchase price.

g)

Reflects the pro forma impact of the recognized intangible assets. The preliminary estimate of fair value of intangible assets acquired includes developed technology of $4,000 with a useful life of five years, trademarks and trade names of $17,500 with a useful life of ten years and customer relationships of $46,100 with a useful life of ten years. Adjustments were made to eliminate Ingeus’ historical intangible assets of $7,972.

h)	Reflects the elimination of Ingeus' historical net equity of $36,732 as a result of the acquisition as well as Ingeus’ retirement of outstanding debt of $3,005 at the closing date.

i)

Reflects the preliminary estimate of fair value of contingent earn-out consideration, payable over a five year period, based on the achievement of certain levels of Ingeus’ earnings before interest, taxes, depreciation and amortization and other defined criteria.

j)

Reflects the adjustment to deferred tax liabilities resulting from the pro forma adjustments to the intangible assets and income tax rate differential between the Company and Ingeus applied to the change in fair value of the intangible assets in note (g).

k)

Reflects the expense for the cash component of a compensatory agreement and the expense related to the 596,915 shares of the Company’s common stock issued in association with employment agreements of key Ingeus executives that vest over a four year period.

l)	Reflects acquisition expenses eliminated from 2014.

m)	Reflects elimination of Ingeus’ historical amortization expense for intangible assets.

n)	Reflects the addition of intangible asset amortization expense for the acquired intangible assets.

o)	Reflects elimination of Ingeus’ historical interest expense due to the retirement of existing debt as a result of the acquisition.

p)

The pro forma adjustment to interest expense represents the assumed interest expense associated with the borrowings on the revolving credit facility of $99,802 due in August 2018. The estimated interest expense was based on the 1 Month LIBOR Rate plus 2.25%.

q)	Reflects the Company’s amortization of deferred financing related to the modification of the Amended and Restated Credit Agreement on May 28, 2014.

r)	The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments.

s)

Pro forma Earnings per Share (EPS), basic and diluted, includes the addition of 149,229 common shares which were issued in conjunction with employment agreements of key Ingeus executives, and would have vested on January 1, 2014, had the acquisition taken place on January 1, 2013.

t)	Pro forma Earnings per Share (EPS), diluted, includes the effect of issuing 1,139,145 shares of common stock on an assumed conversion basis related to the Company’s convertible debt.